EXHIBIT 10.1

AMENDMENT NO. 3 TO THE SECOND AMENDED AND RESTATED MASTER LEASE AGREEMENT NO. 5

THIS AMENDMENT NO. 3 TO THE SECOND AMENDED AND RESTATED MASTER LEASE AGREEMENT NO. 5 is effective as of March 27, 2018 (this “Amendment”), by and among Kindred Healthcare, Inc., a Delaware corporation (“Kindred”), Kindred Healthcare Operating, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Kindred (“Operator,” and together with Kindred, the “Tenants”), and Ventas Realty, Limited Partnership, a Delaware limited partnership (“Ventas”) and amends that certain Second Amended and Restated Master Lease Agreement No. 5, dated as of November 11, 2016 (as amended from time to time, the “Master Lease”).  Each of Kindred, Operator and Ventas is referred to, individually, as a “Party” and, collectively, they are referred to as the “Parties”.

RECITALS

WHEREAS, the Parties desire to amend the Master Lease; and

NOW, THEREFORE, in consideration of the premises and the agreements in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1Definitions. Capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings given to them in the Master Lease.

Section 1.2Rules of Construction.

(a)The Parties acknowledge that each Party and its attorneys have reviewed this Amendment and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Amendment.  Prior drafts of this Amendment are not an indication of the Parties’ intent and shall not be applicable to the construction or interpretation of this Amendment.

(b)The words “includes” and “including” shall mean “including, without limitation” and the word “or” shall not be exclusive.

(c)Any reference to any Person in this Amendment shall, unless otherwise expressly provided in this Amendment, be a reference to such Person and its respective successors and assigns.

ARTICLE II
AMENDMENTS

Section 2.1Exhibit C.  Effective as of the date hereof, Exhibit C of the Master Lease is amended and restated in its entirety to read as set forth in Attachment 1 attached to and made a part of this Amendment.

ARTICLE III
MISCELLANEOUS

Section 3.1Entire Agreement.  This Amendment supersedes all prior discussions and agreements between the Parties with respect to the subject matter hereof and this Amendment contains the sole and entire agreement between the Parties hereto with respect to the subject matter hereof.  Except as set forth in this Amendment, the Master Lease remains in full force and effect.

Section 3.2Expenses. Except as otherwise expressly provided in this Amendment or the Master Lease, each Party shall pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Amendment.

Section 3.3Conflict; Unified Commercial Operating Lease.  In the event of a conflict between the Master Lease and this Amendment, this Amendment shall control in all events.  Except as set forth in this Amendment, the Master Lease shall remain in full force and effect.  It is acknowledged and agreed that, except as otherwise expressly provided herein or in the Master Lease, the inclusion of each of the Leased Properties on a continuing basis in the Master Lease is an essential element of the leasing transaction described in the Master Lease for Ventas, and that, except as otherwise expressly provided herein or in the Master Lease, Ventas shall not be obligated and may not be required to lease to Tenants less than all of the Leased Properties demised pursuant to the Master Lease.  It is further acknowledged and agreed that the Master Lease is not a residential lease within the meaning of the U.S. Bankruptcy Code, as amended, and that the Master Lease is an operating lease, and not a capital lease, for all accounting, tax and legal purposes.

Section 3.4Amendment.  This Amendment may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party.

Section 3.5Waiver.  Any term or condition of this Amendment may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition.  No waiver by any Party of any term or condition of this Amendment, in any one or more instances, shall be deemed to be construed as a waiver of the same of any other term or condition of this Amendment on any future occasion.

Section 3.6No Third Party Beneficiary.  The Parties hereby agree that the terms and provisions of this Amendment are solely for the benefit of the other Party hereto and its successors and permitted assigns, in accordance with and subject to the terms of this Amendment, and this Amendment is not intended to, and does not, confer upon any Person other than the Parties and their respective successors and permitted assigns any rights or remedies hereunder.

Section 3.7Binding Effect.  This Amendment is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.

Section 3.8Headings.  The headings used in this Amendment have been inserted for convenience of reference only and do not define or limit the provisions hereof.

Section 3.9Counterparts; Facsimile.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any facsimile or electronically transmitted copies hereof or signature hereon shall, for all purposes, be deemed originals.

Section 3.10Severability.  If any term or provision of this Amendment is to be invalid or unenforceable, such term or provision shall be modified as slightly as possible so as to render it valid and enforceable; if such provision, as modified, shall be held or deemed invalid or unenforceable, such holding shall not affect the remainder of this Amendment and the same shall remain in full force and effect.

Section 3.11Governing Law; Jurisdiction.

(a)This Amendment, and all claims or causes of action (whether at law or in equity, in contract or in tort, or otherwise) that may be based upon, arise out of or relate to this Amendment or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of New York, other than its doctrine regarding conflicts of laws.

(b)Each of the Parties irrevocably submits to the personal jurisdiction of any federal or state court sitting in the Commonwealth of Kentucky with respect to any dispute or controversy arises out of this Amendment, or for recognition and enforcement of any judgment in respect thereof.

(c)EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF THIS AMENDMENT.

Section 3.12Authority.  The Parties represent and warrant to each other that each of them, respectively, has full power, right and authority to execute and perform this Amendment and all corporate action necessary to do so has been taken.  In order to induce Ventas to enter into this Amendment, Tenants hereby represents and warrants to Ventas that Tenants’ entry into this Amendment does not require that any consent or approval first be obtained from any lender of Tenants or their Affiliates.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officer of each Party as of the date first above written.

KINDRED HEALTHCARE, INC.

By:	/s/ Cristina E. O’ Brien
Name: Cristina E. O’Brien
Title: Vice President & Real Estate Counsel

KINDRED HEALTHCARE OPERATING, INC.

By:	/s/ Cristina E. O’ Brien
Name: Cristina E. O’Brien
Title: Vice President & Real Estate Counsel

VENTAS REALTY, LIMITED PARTNERSHIP

By:	Ventas, Inc., its general partner

By:	/s/ Jason Simmers
Name: Jason Simmers
Title: Authorized Signatory

Attachment 1

Exhibit C

Facility ID	Name	Base Rent as of Third Amendment Effective Date	Transferred Property Percentage as of Third Amendment Effective Date
4602	Kindred Hospital - South Florida - Coral Gables	4,271,887.82	3.54361%
4628	Kindred Hospital - Chattanooga	1,014,283.15	0.84137%
4637	Kindred Hospital - Chicago (North Campus)	3,360,519.20	2.78761%
4652	Kindred Hospital - North Florida	3,555,316.05	2.94920%
4680	Kindred Hospital - St. Louis	1,371,078.64	1.13734%
4690	Kindred Hospital - Chicago (Northlake Campus)	4,192,547.75	3.47780%
4653	Kindred Hospital - Tarrant County (Fort Worth Southwest)	8,598,754.70	7.13283%
4674	Kindred Hospital - Central Tampa	5,580,211.04	4.62889%
4635	Kindred Hospital - San Antonio	1,180,003.60	0.97883%
4647	Kindred Hospital - Las Vegas (Sahara)	4,989,465.00	4.13885%
4660	Kindred Hospital - Mansfield	1,663,464.47	1.37987%
4662	Kindred Hospital - Greensboro	2,370,000.00	1.96596%
4614	Kindred Hospital - Philadelphia	1,040,000.00	0.86270%
4664	Kindred Hospital - Albuquerque	6,564,261.05	5.44518%
4665	Kindred Hospital - Denver	2,738,686.23	2.27179%
4871	Kindred Hospital - Chicago - Lakeshore	3,134,560.45	2.60018%
4611	Kindred Hospital - Bay Area St. Petersburg	3,061,213.46	2.53933%
4633	Kindred Hospital - Louisville	5,654,798.44	4.69076%
4638	Kindred Hospital - Indianapolis	1,179,998.56	0.97883%
4644	Kindred Hospital - Brea	5,450,914.05	4.52163%
4822	Kindred Hospital - San Francisco Bay Area	10,000,000.00	8.29519%
4876	Kindred Hospital - South Florida - Hollywood	4,039,801.22	3.35109%
4842	Kindred Hospital - Westminster	7,801,435.64	6.47144%
4848	Kindred Hospital - San Diego	3,379,185.20	2.80310%
4615	Kindred Hospital - Sycamore	3,986,614.23	3.30697%
4654	Kindred Hospital (Houston Northwest)	2,802,936.78	2.32509%
4807	Kindred Hospital - Ontario	10,000,000.00	8.29519%
4645	Kindred Hospital - South Florida Ft. Lauderdale	1,399,997.36	1.16132%
4685	Kindred Hospital - Houston	6,169,915.31	5.11805%
Total		$120,551,849.40	100.00000%

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